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                                                                    EXHIBIT 99.1

                  [Consent of International Data Corporation
                for use of the quote on the inside cover page]



June 10, 1999

JFAX.COM, Inc.
10960 Wilshire Boulevard
Suite 500
Los Angeles, CA  90024

     Re:  Registration Statement on Form S-1,
          File No. 333-76477

Ladies and Gentlemen:

     We refer to the quotation attributed to International Data Corporation, or IDC, on the inside front cover page of the prospectus included in the above registration statement. This quotation reads: "[Unified Messaging is a] single 'in box' for voice, fax, and email accessible by both telephone and PC." We hereby consent to the use of such quotation in your prospectus and to the reference to us on such page. We further consent to the filing of this letter as an exhibit to your registration statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         International Data Corporation


                                         By:    /s/ Mark Winther
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